EXHIBIT 99.1

News Release

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233

www.harrisstratex.com
Harris Stratex Networks Reports Q2 Fiscal 2008 Financial Results
Research Triangle Park, NC – January 30, 2008 – Harris Stratex Networks, Inc. (NASDAQ: HSTX), the leading independent supplier of turnkey wireless transmission solutions, today reported financial results for the second quarter of fiscal 2008, which ended December 28, 2007.
Revenue for the second quarter of fiscal 2008 was $181.1 million. GAAP net loss was $1.0 million or $0.02 per share, which includes $17.6 million in pre-tax charges associated with the merger transaction, integration, asset impairment and stock compensation expense.
Non-GAAP Financial Results
On a non-GAAP basis, the second quarter revenue of $181.1 million was an increase of 5 percent compared with $171.9 million in the prior year quarter. Non-GAAP gross margin was 31.1 percent in the second quarter of fiscal 2008, operating income was $16.8 million, and net income was $12.1 million or $0.21 per share.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.
North America microwave had record second quarter revenue of $63.8 million, realizing 13 percent growth compared to the prior quarter and an increase over the year ago quarter. Network Operations also had a strong revenue quarter at $6.5 million, comparable to the prior quarter and 30 percent higher than the year ago quarter.
“I am very pleased with the continued momentum in our North America Microwave and Network Operations segments,” said Guy Campbell, president and chief executive officer of Harris Stratex Networks. “Mobile network footprint expansion, increased bandwidth demand, and microwave relocation are expected to continue to fuel growth for North America. Our Network Operations segment continues to benefit from increased demand for our service assurance solution with Next Generation Network (NGN) customers. Gross margins in these two segments are on plan and overall these businesses are delivering to our expected results.”

International revenue of $110.8 million was comparable to the prior quarter and increased 7 percent compared with the year-ago period. Combined revenues for Latin America and Asia Pacific were $37.8 million, an increase of 54 percent compared to the prior year, as the company’s focus on capturing new customers in these regions gained traction. Africa revenue at $41.0 million increased 4 percent compared to the year-ago quarter. Revenue in Europe, Middle East and Russia was $32.0 million, a decrease of 20 percent compared with the year ago period, as a result of operator consolidations and slower implementation of 3G networks.
“We are pleased with the year over year revenue growth in International. However, gross margins in this segment did not meet our expectations,” said Campbell. “Geographic revenue mix, particularly the shift in contribution from Europe, Middle East and Russia, to Latin America and Asia Pacific, impacted margin performance. Additionally, we experienced increased freight costs which could not be passed on to customers, and services margins for engineering and installation projects were also lower than expected. We are taking immediate steps to reduce costs and improve operational performance in the second half of the fiscal year.”
Total operating expenses declined from $40.0 million, or 23 percent of revenue, in Q2 of fiscal 2007 to $39.5 million, or 22 percent of revenue, in Q2 of fiscal 2008. However, on a sequential basis, Q2 fiscal 2008 operating expenses increased by $900,000. “Although expense synergies are being realized according to our plan, we have seen an increase in G&A related primarily to ensuring SOX readiness for the new company that was not previously anticipated at the levels we have experienced,” said Campbell. “We are addressing the spending in G&A to return to planned levels in the second half of the year.”
Outlook and Guidance
The company increased its revenue guidance for fiscal 2008 to a new range of $700 million to $720 million. Non-GAAP earnings guidance was reduced to a new range of $0.85 to $0.95 per share.
“Demand remains strong,” said Campbell, “and we expect to continue to expand our customer base. We expect that the TRuepoint® 6000 series product introductions, value engineering, and additional cost-saving initiatives within operations will drive continued improvement in our earnings going forward. We have realized the expected cost savings from our merger in the first half of the year, and we are on track to achieve our $35 million goal for the full year. However, we now believe that the customer, product and geographic mix that we experienced in the first half of the year will continue into the second half of this year.”

Conference Call
Harris Stratex Networks will host a conference call today to discuss the company’s financial results at 5:30 p.m. Eastern Time. Those wishing to join the call should dial 303-262-2075 (no pass code required) at approximately 5:20 p.m. A replay of the call will be available starting one hour after the call’s completion until February 8. To access the replay, dial 303-590-3000 (pass code: 11106010 #). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation report information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The GAAP information presented in this press release consists of the results of operations, cash flows and financial position of Harris Stratex Networks, Inc. for the quarter and two quarters ended December 28, 2007 and December 29, 2006. On January 26, 2007, the Microwave Communications Division of Harris Corporation and Stratex Networks, Inc. merged into Harris Stratex Networks, Inc. and became one reporting entity. Accordingly, management of Harris Stratex Networks will monitor revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share for the new combined entity for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. As such, historical non-GAAP combined information has been included in this press release for comparative purposes. These measures exclude certain costs and expenses as discussed herein. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.   Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks
Harris Stratex Networks, Inc. (NASDAQ: HSTX) is the world’s leading independent supplier of turnkey wireless transmission solutions. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.HarrisStratex.com.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the failure to obtain and retain expected cost synergies from the merger;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the effect of technological changes on Harris Stratex Networks’ businesses;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	the ability to successfully integrate the operations, personnel and businesses of the former Stratex Networks, Inc. with those of the former Microwave Communications Division of Harris Corporation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations; and

•	supplier pricing pressure.
For more information regarding the risks and uncertainties for our business as well as risks relating to the combination of the former Harris Corporation Microwave Communications Division and the former Stratex Networks, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 27, 2007, as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables Attached.
###

Investor Contact:	Media Contact:
Mary McGowan	Kami Spangenberg
Summit IR Group Inc.	Harris Stratex Networks, Inc.
408-404-5401	919-767-5238
Mary@summitirgroup.com	Kami.Spangenberg@HSTX.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Quarters Ended		Two Quarters Ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
		(In millions, except net loss per share)
Revenue from product sales and services	$181.1	$101.2	$353.4	$194.8
Cost of product sales and services	(130.1)	(66.4)	(251.5)	(129.2)
Amortization of purchased technology	(1.7)	—	(3.5)	—

Gross margin	49.3	34.8	98.4	65.6

Research and development expenses	(10.9)	(8.3)	(23.3)	(15.7)
Selling and administrative expenses	(32.9)	(18.5)	(64.8)	(35.0)
Amortization of intangible assets	(1.9)	—	(3.7)	—
Restructuring charges	(4.4)	—	(8.4)	—
Corporate allocations expense	—	(1.8)	—	(3.4)

Operating (loss) income	(0.8)	6.2	(1.8)	11.5

Interest income	0.4	0.2	1.1	0.3
Interest expense	(0.8)	(0.3)	(1.5)	(0.5)

(Loss) income before income taxes	(1.2)	6.1	(2.2)	11.3

Income tax benefit (expense)	0.2	(0.3)	0.4	(0.7)

Net (loss) income	$(1.0)	$5.8	$(1.8)	$10.6

Net loss per common share:
Basic and diluted	$(0.02)	*	$(0.03)	*

Basic and diluted weighted average shares outstanding	58.4	*	58.4	*

*	Prior to January 26, 2007, the Company was a division of Harris Corporation and there were no shares outstanding for purposes of income or loss calculations.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 28, 2007	June 29, 2007(1)
	(In millions)
Assets
Cash and cash equivalents	$73.0	$69.2
Short-term investments	10.0	20.4
Receivables	207.6	185.3
Inventories and unbilled costs	168.4	172.6
Current deferred taxes	7.1	4.1
Other current assets	22.0	21.7
Property, plant and equipment	78.2	80.0
Goodwill	314.6	323.6
Identifiable intangible assets	137.2	144.5
Other assets	17.5	16.7

	$1,035.6	$1,038.1

Liabilities and Shareholders’ Equity
Short-term debt	$0.0	$1.2
Current portion of long-term debt	7.6	10.7
Accounts payable	96.5	84.7
Accrued expenses and other current liabilities	92.9	96.1
Due to Harris Corporation	20.5	23.1
Long-term debt	6.3	8.8
Restructuring and other long-term liabilities	8.3	11.8
Redeemable preference shares	8.3	8.3
Warrants outstanding	3.1	3.9
Non-current deferred taxes	23.6	31.5
Shareholders’ equity	768.5	758.0

	$1,035.6	$1,038.1

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	December 28,	December 29,
	2007	2006
	(In millions)
Operating Activities
Net (loss) income	$(1.8)	$10.6
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization of identifiable intangible assets acquired in the Stratex acquisition	7.2	—
Depreciation and amortization of property, plant and equipment and capitalized software	9.4	6.2
Non-cash stock-based compensation expense	3.6	—
Non-cash charges for restructuring and inventory write-downs	7.8	—
Decrease in fair value of warrants	(0.8)	—
Deferred income tax (benefit) expense	(3.5)	—
Changes in operating assets and liabilities, net of effects from acquisition:
Receivables	(20.9)	15.4
Unbilled costs and inventories	0.6	(23.7)
Accounts payable and accrued expenses	7.1	(4.5)
Advance payments and unearned income	5.5	6.4
Due to Harris Corporation	0.5	(12.3)
Other	(2.6)	(3.8)

Net cash provided by (used in) operating activities	12.1	(5.7)

Investing Activities
Purchases of short-term investments and available for sale securities	(4.4)	—
Sales of short-term investments and available for sale securities	14.8	—
Additions of property, plant and equipment	(3.6)	(1.9)
Additions of capitalized software	(6.5)	(3.1)

Net cash provided by (used in) investing activities	0.3	(5.0)

Financing Activities
Decrease in short-term debt	(1.2)	(0.1)
Payments on long-term debt	(5.6)	—
Payments on long-term capital lease obligation to Harris Corporation	(2.0)	—
Proceeds from exercise of former Stratex stock options	0.9	—
Net cash and other transfers from Harris Corporation prior to the Stratex acquisition	—	8.5

Net cash (used in) provided by financing activities	(7.9)	8.4

Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.7

Net (decrease) increase in cash and cash equivalents	3.8	(1.6)
Cash and cash equivalents, beginning of year	69.2	13.8

Cash and cash equivalents, end of quarter	$73.0	$12.2

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	December 28, 2007			December 29, 2006
				MCD
				and Stratex
	As	Non-GAAP		Combined as	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
		(In millions, except per share amounts)
Revenue from product sales and services	$181.1	$—	$181.1	$171.9	$—	$171.9
Cost of product sales and services (A)	(130.1)	5.3	(124.8)	(113.9)	0.2	(113.7)
Amortization of purchased technology (B)	(1.7)	1.7	—	—	—	—

Gross margin	49.3	7.0	56.3	58.0	0.2	58.2
Research and development expenses (C)	(10.9)	0.2	(10.7)	(12.3)	0.6	(11.7)
Selling and administrative expenses (D)	(32.9)	4.1	(28.8)	(33.5)	5.2	(28.3)
Amortization of intangible assets (E)	(1.9)	1.9	—	—	—	—
Restructuring charges (F)	(4.4)	4.4	—	—	—	—
Corporate allocations expense(G)	—	—	—	(1.8)	1.8	—

Operating (loss) income	(0.8)	17.6	16.8	10.4	7.8	18.2
Interest income	0.4	—	0.4	1.2	—	1.2
Interest expense	(0.8)	—	(0.8)	(1.4)	—	(1.4)

(Loss) income before income taxes	(1.2)	17.6	16.4	10.2	7.8	18.0
Income tax benefit (expense) (H)	0.2	(4.5)	(4.3)	(0.6)	(4.8)	(5.4)

Net (loss) income	$(1.0)	$13.1	$12.1	$9.6	$3.0	$12.6

Net (loss) income per common share:
Basic and diluted	$(0.02)		$0.21	*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.4		58.4	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Table 4 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
	December 28, 2007			December 29, 2006
				MCD
				and Stratex
	As	Non-GAAP		Combined as	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
		(In millions, except per share amounts)
Revenue from product sales and services	$353.4	$—	$353.4	$332.8	$—	$332.8
Cost of product sales and services (A)	(251.5)	6.3	(245.2)	(223.2)	0.4	(222.8)
Amortization of purchased technology (B)	(3.5)	3.5	—	—	—	—

Gross margin	98.4	9.8	108.2	109.6	0.4	110.0
Research and development expenses (C)	(23.3)	0.7	(22.6)	(23.3)	1.3	(22.0)
Selling and administrative expenses (D)	(64.8)	9.3	(55.5)	(65.3)	8.8	(56.5)
Amortization of intangible assets (E)	(3.7)	3.7	—	—	—	—
Restructuring charges (F)	(8.4)	8.4	—	—	—	—
Corporate allocations expense(G)	—	—	—	(3.4)	3.4	—

Operating (loss) income	(1.8)	31.9	30.1	17.6	13.9	31.5
Interest income	1.1	—	1.1	2.0	—	2.0
Interest expense	(1.5)	—	(1.5)	(2.6)	—	(2.6)

(Loss) income before income taxes	(2.2)	31.9	29.7	17.0	13.9	30.9
Income tax benefit (expense) (H)	0.4	(8.1)	(7.7)	(1.0)	(8.3)	(9.3)

Net (loss) income	$(1.8)	$23.8	$22.0	$16.0	$5.6	$21.6

Net (loss) income per common share:
Basic and diluted	$(0.03)		$0.38	*		*

Basic and diluted weighted average shares outstanding:
Basic and diluted	58.4		58.4	*		*

*	Prior to January 26, 2007, the Company was not a public reporting entity and there were no shares outstanding for purposes of earnings (loss) per share calculations.

Notes to tables 4 and 6:
Note A — Cost of sales and services — Includes adjustments to cost of product sales and services for the second quarter and first two quarters of fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million and $0.4 million), adjustments to remove merger integration costs ($0.9 million and $1.5 million) and adjustments to remove FAS 123R expense ($0.5 million and $0.7 million). Also includes adjustments to remove $3.7 million in write-downs of inventory related to restructuring actions for the second quarter of fiscal 2008.
For the second quarter and first two quarters of fiscal 2007, adjustments to Stratex Networks, Inc. cost of product sales and services to remove FAS 123R expense ($0.2 million and $0.4 million).
Note B — Amortization of purchased technology — Adjustments for the second quarter and first two quarters of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note C — Research and development expenses — Adjustments for the second quarter and first two quarters of fiscal 2008 to remove FAS 123R expense ($0.2 million and $0.7 million). Adjustments for the second quarter and the first two quarters of fiscal 2007 to remove FAS 123R expense recorded by Stratex ($0.6 million and $1.3 million).
Note D — Selling and administrative expenses — Includes adjustments for the second quarter and first two quarters of fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.5 million and $1.0 million), merger integration costs ($2.3 million and $4.5 million), lease impairment costs ($0.1 million and $0.9 million) and FAS 123R expense ($1.2 million and $2.9 million).
For the second quarter and first two quarters of fiscal 2007, includes adjustments to the Microwave Communications Division of Harris Corporation’s selling and administrative expenses to remove FAS 123R expense ($0.3 million and $0.7 million), adjustments to the Stratex selling and administrative expenses to remove FAS 123R expense ($1.5 million and $3.2 million) and to remove $1.5 million of merger integration costs incurred by Stratex associated with the merger ($1.7 million and $3.2 million). Also includes adjustment to remove $1.7 million of merger integration costs incurred by the Microwave Communications Division of Harris during the second quarter of fiscal 2007.
Note E — Amortization of intangible assets — Adjustment for the second quarter and first two quarters of fiscal 2008 to remove amortization of purchased intangibles incurred in connection with the merger.
Note F — Restructuring charges — Adjustment to remove charges for restructuring incurred during the second quarter and first two quarters of fiscal 2008.
Note G — Corporate allocation expenses — Adjustment for the second quarter and first two quarters of fiscal 2007 to remove corporate allocation expenses from Harris Corporation, which did not continue after the merger with Stratex.
Note H — Income tax benefit (expense) — Adjustment to reflect a pro forma 26 percent tax rate for the second quarter and first two quarters of fiscal 2008, and a pro forma 30 percent tax rate for the second quarter and first two quarters of fiscal 2007.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
GAAP REVENUE BY SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
		(In millions)
North America microwave	$63.8	$58.7	$120.4	$108.6
International microwave	110.8	37.5	220.0	76.7
Network operations	6.5	5.0	13.0	9.5

	$181.1	$101.2	$353.4	$194.8

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended			Quarter Ended
	December 28, 2007			December 29, 2006
			(In millions)
				MCD
	As	Non-GAAP		As	Stratex	Combined
	Reported	Adjustments	Non-GAAP	Reported	Actual	Non-GAAP
North America	$63.8	$—	$63.8	$58.7	$4.2	$62.9
International:
Africa	41.0	—	41.0	25.5	13.9	39.4
Europe, Middle East, and Russia	32.0	—	32.0	3.5	36.5	40.0
Latin America and AsiaPac	37.8	—	37.8	8.5	16.1	24.6

Total International	110.8	—	110.8	37.5	66.5	104.0
Network Operations	6.5	—	6.5	5.0	—	5.0

	$181.1	$—	$181.1	$101.2	$70.7	$171.9

Table 6 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2008 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Two Quarters Ended			Two Quarters Ended
	December 28, 2007			December 29, 2006
			(In millions)
				MCD
		Non-GAAP		As	Stratex	Combined
	As Reported	Adjustments	Non-GAAP	Reported	Actual	Non-GAAP
North America	$120.4	$—	$120.4	$108.6	$6.8	$115.4
International:
Africa	93.4	—	93.4	50.2	41.7	91.9
Europe, Middle East, and Russia	64.7	—	64.7	12.2	56.4	68.6
Latin America and AsiaPac	61.9	—	61.9	14.3	33.1	47.4

Total International	220.0	—	220.0	76.7	131.2	207.9
Network Operations	13.0	—	13.0	9.5	—	9.5

	$353.4	$—	$353.4	$194.8	$138.0	$332.8